Exhibit 4.1

Execution Version

SECOND SUPPLEMENTAL INDENTURE

BELDEN INC.

AND

THE GUARANTORS NAMED HEREIN,

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 17, 2013

to

Indenture

Dated as of August 27, 2012

5.5% Senior Subordinated Notes due 2022

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 17, 2013 is by and among Belden Inc., a Delaware corporation (the “Company”), each existing Guarantor (the “Existing Guarantors”) under the Indenture referred to below, Miranda MTI, Inc., a Delaware corporation, Belden Finance 2013 LP, a Delaware limited partnership, GarrettCom, Inc., a California corporation, and Miranda Technologies (G.V.D.) LLC, a California limited liability company (collectively, the “New Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee the Indenture, dated as of August 27, 2012 (the “Original Indenture”), providing for the issuance of $700,000,000 in aggregate principal amount of the Company’s 5.5% Senior Subordinated Notes due 2022 (the “Notes”), as supplemented by the First Supplemental Indenture thereto, dated as of March 27, 2013 (the Original Indenture, as so amended and supplemented, the “Indenture”); and

WHEREAS, Section 9.01 of the Indenture provides that the Company, the Existing Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.17 or 10.04 thereof, without the consent of the Holders of the Notes; and

WHEREAS, the New Guarantors have determined that it is in each of their best interests to unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture pursuant to the terms and conditions set forth herein; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, the Existing Guarantors, the New Guarantors and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Existing Guarantors, the New Guarantors and the Trustee, in accordance with their terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Existing Guarantors, the New Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE I

Section 1.01. The New Guarantors hereby agree, jointly and severally, with the Existing Guarantors, to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 1.02. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.03. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Existing Guarantors, the New Guarantors and the Trustee.

ARTICLE II

Section 2.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 2.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 2.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the date first written above.

BELDEN INC.

By:	/s/ Jeremy E. Parks
Name: Jeremy E. Parks
Title: Vice President and Treasurer

BELDEN WIRE & CABLE COMPANY, LLC
BELDEN CDT NETWORKING, INC.
BELDEN HOLDINGS, INC.
CDT INTERNATIONAL HOLDINGS LLC
BELDEN 1993, LLC
PPC BROADBAND, INC.
MIRANDA MTI, INC.
BELDEN FINANCE 2013 LP
BY BELDEN CANADA FINANCE 2
ULC, ITS GENERAL PARTNER
MIRANDA TECHNOLOGIES (G.V.D.) LLC

By:	/s/ Jeremy E. Parks
Name: Jeremy E. Parks
Title: Treasurer

GARRETTCOM, INC.

By:	/s/ Michelle H. Long
Name: Michelle H. Long
Title: Treasurer

Signature Page to Second Supplemental Indenture (2022 Notes)

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

By	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

Signature Page to Second Supplemental Indenture (2022 Notes)